UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 5, 2007

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16801 West 116th Street, Suite 100

Lenexa, KS 66219-9603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 384-2599

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2007, Empire Energy Corporation International (“Empire” or the “Company”) and its wholly owned subsidiaries Great South Land Minerals Ltd. (“Great South Land”) and Cyber Finance Group Limited (“Cyber”) closed a financing transaction with Wind City, Inc., a Delaware corporation (“Wind City”) pursuant to a Note and Warrant Purchase Agreement and related documents. Under the Purchase Agreement, Empire issued warrants in two tranches and Great South Land issued a floating rate note, each as detailed below, and Wind City loaned $4,000,000 to Great South Land. Great South Land used the proceeds from the loan to fund seismic services by Terrex Seismic, to purchase the new mobile oil drill rig and related support equipment described under Item 2.01 below and for general corporate purposes.

Under the terms of the Purchase Agreement (i) Wind City acquired and the Company sold a warrant to acquire 26,666,667 shares of the Company’s class A common stock and a second warrant to acquire 33,333,333 shares of the Company’s class A common stock, exercisable in each case prior to November 30, 2007 at a price of $0.15; and (ii) Wind City acquired and Great South Land issued a floating rate note. If the floating rate note is still outstanding at the time of exercise of the warrant relating to the 26,666,667 shares, the note will be tendered as consideration for the shares in lieu of cash payment. The Note carries interest at 4% over the prime rate and is repayable on or before May 31, 2008. After exercise of either warrant, the Purchase Agreement requires Empire within thirty days to file with the Securities and Exchange Commission a registration statement with respect to the issued shares of common stock underlying the warrant. In a separate guarantee agreement, Empire guaranteed payment of all amounts owing by Great South Land under the Floating Rate Note. The net cash proceeds received by the Company from any exercise of the warrants (after repayment of the loan) would be used by the Company to fund continuing exploration of the petroleum license held by Great South Land. The Purchase Agreement permits Wind City to name one member to the registrant’s board of directors for so long as Wind City, its affiliates and funds managed by Wind City or its affiliates hold in the aggregate at least 10% of the registrant’s common stock.

Under a separate Security Agreement, the Company pledged as security for performance of both its and Great South Land’s obligations under the Purchase Agreement, its equity interest in Pacific Rim Foods Limited including any future-acquired securities issued by Pacific Rim.

As additional security, the Company’s wholly-owned subsidiary Cyber Finance Group Limited (“Cyber Finance”) granted Wind City a security interest in the form of an Equitable Mortgage of Shares over Cyber Finance’s 7,281,407 ordinary shares of Zeehan Zinc, Ltd., an Australian zinc mining concern. The Mortgage, governed by Australian law, serves as a security interest in the Zeehan Zinc shares and allows direct enforcement by the mortgagee in the event of default as well as restricting transfer of, sale of and encumbrances over the collateral except in certain limited circumstances. The Mortgage permits disposal of the subject shares in any of the following circumstances: (a) if counsel to the registrant provides an opinion to Wind City that such a sale is necessary to avoid the registrant being required to register as an investment company under the Investment Company Act of 1940; (b) a sale made at arms length for fair market value; or (c) pursuant to the put option described below. With respect to disposals other than through exercise of the put option, the proceeds from any such disposal shall be placed in an escrow account and shall serve as continuing security for Wind City.

Wind City granted to Cyber Finance in consideration of $1.00, a put option in the form of a Put Option Deed, governed by Australian law. At any time during the exercise period of January 1, 2007 to January 15, 2007, Cyber Finance, by delivering a notice of exercise, can require Wind City to purchase 4,500,000 of Cyber Finance’s ordinary shares of Zeehan Zinc at a price of $1.00 per share. Settlement of the exercise of the put option shall occur five business days after delivery of the notice of exercise.

Item 2.01	Completion of Acquisition or Disposition of Assets

Using proceeds from the transaction discussed in Item 1.01 above, Great South Land paid for and acquired a newly constructed drilling rig from George E. Failing Company and has also acquired certain related support equipment. These assets will be transported to Great South Land’s property in Tasmania for the purpose of exploring the license area in compliance with the license requirements. For further information relating to the license requirements, see the Company’s annual report on Form 10-KSB.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As further discussed under Item 1.01 above, on January 5, 2007, in exchange for a loan in the amount of $4,000,000 to Great South Land, the Company guaranteed the Note issued by Great South Land. In consideration of Wind City agreeing to enter into those certain arrangements discussed under Item 1.01, Cyber Finance and Wind City entered into an Equitable Mortgage of Shares in which Cyber Finance pledged a security interest (in the form of a mortgage of shares pursuant to Australian law) over its 7,281,407 ordinary shares of Zeehan Zinc as well as any future-acquired securities of Zeehan Zinc.

Item 8.01	Other Events

On January 5, 2007 Cyber Finance, on behalf of the Company, exercised the put option described in Item 1.01 above. Empire expects delivery of the $4,500,000 in consideration of the 4,500,000 ordinary shares of Zeehan Zinc, Ltd. to occur on or before Thursday, January 11, 2007. Proceeds from the exercise will be used to cover certain costs of closing and for general corporate purposes, including development of Great South Land’s license area.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this report:

Exhibit Number	Description
10.1	Note and Warrant Purchase Agreement dated December 8, 2006 among Empire Energy Corporation International, Great South Land Minerals, Ltd. and Wind City, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Date:	January 10, 2007	By:	/s/ John Garrison
John Garrison
Director

EXHIBIT INDEX

Exhibit Number	Description
10.1	Note and Warrant Purchase Agreement dated December 8, 2006 among Empire Energy Corporation International, Great South Land Minerals, Ltd. and Wind City, Inc.

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